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                                   EXHIBIT 22

                              SPARTON CORPORATION

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 1996:

                                                      Incorporated
                 Name                                      In
- -----------------------------------------             ------------
Domestic:
     Continuing Operations
       Sparton Electronics Florida, Inc.                 Florida
       Sparton Technology, Inc.                          New Mexico
     Discontinued Operations
       Sparton Engineered Products, Inc.-KPI Group       Michigan
       Sparton Engineered Products, Inc.-KPI Group       Indiana
       Sparton Engineered Products, Inc.-Lake
         Odessa Group                                    Michigan

       Sparton Engineered Products, Inc.-Flora Group     Illinois

Foreign (both continuing operations):
     Sparton of Canada, Limited                          Ontario, Canada
     Sparton Electronics International Sales, Ltd.       Barbados